Exhibit 99.1

2U, Inc. Reports Fourth-Quarter and Full-Year 2015 Financial Results

•                  Full-Year 2015 Revenue Growth of 36 Percent

•                  55 Percent Year-Over-Year Adjusted EBITDA Loss Improvement

•                  Fourth Quarter 2015 is First Adjusted EBITDA Positive Quarter in Company History

LANDOVER, Md., February 25, 2016 /PRNewswire/ — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the fourth quarter and full year ended December 31, 2015. 2U is a leading provider of cloud-based software-as-a-service technology fused with technology-enabled services that enables leading nonprofit colleges and universities to deliver their high-quality degree programs online.

Fourth-Quarter 2015 Results

•                  Revenue was $43.3 million, an increase of 41 percent from $30.8 million in the fourth quarter of 2014.

•                  Net loss attributable to holders of common stock was $(3.4) million, or $(0.07) per share, compared to $(4.0) million, or $(0.10) per share, in the fourth quarter of 2014.

•                  Adjusted net loss was $(0.1) million, or $(0.00) per share compared to $(2.0) million, or $(0.05) per share, in the fourth quarter of 2014.

•                  Adjusted EBITDA income was $1.9 million, compared to a loss of $(0.6) million in the fourth quarter of 2014.

Full-Year 2015 Results

•                  Revenue was $150.2 million, an increase of 36 percent from $110.2 million in 2014.

•                  Net loss attributable to common stockholders was $(26.7) million, or $(0.63) per share, compared to $(29.1) million, or $(0.91) per share, in 2014.

•                  Adjusted net loss was $(14.2) million, or $(0.34) per share compared to $(20.8) million, or $(0.55) per pro forma share, in 2014.

•                  Adjusted EBITDA loss was $(6.6) million, compared to a loss of $(14.8) million in 2014.

“It was a great year and we closed out 2015 by again delivering significant year-over-year revenue growth,” said Chip Paucek, 2U’s CEO and co-founder. “Q4 2015 was the first adjusted EBITDA profitable quarter in the history of the company. And perhaps more importantly, we now also anticipate that Q1 2016 and Q4 2016 will be adjusted EBITDA positive, indicating that we remain on the path to our adjusted EBITDA profitability goals.”

Recent Program Related Developments

2U announced today a new Master of Science in Data Science program with Syracuse University, with launch pending appropriate state and school approvals. This announcement marks 2U’s fifth program with Syracuse University.

“Data science is a growing academic discipline with jobs in high demand. 2U launched our first data science program in 2014 with UC Berkeley and added a second program in 2015 with SMU,” said Paucek. “With the addition of Syracuse, data science joins business and nursing as one of our multiple program verticals with three or more programs. Also notable, our data science partners are now located in California, Texas, and New York, three key regions for 2U.”

2U also announced today the anticipated 2016 launch schedule for new programs:

Partner	Program	Launch Date
Simmons College	Enterprise	March 2016
University of Southern California	Nursing	September 2016
New York University	School Counseling	September 2016
New York University	Communicative Sciences and Disorders	September 2016
Syracuse University	Information Management	October 2016
Syracuse University	Engineering	October 2016

“We are expecting to launch six programs in 2016, nine in 2017, and 12 or more in 2018.” said Paucek. “With today’s announcement, we have now announced 11 future programs, representing a substantial portion of our targeted program launches for the next three years.”

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for first quarter and full year of 2016.

(in millions, except per share amounts)	1Q 2016	FY 2016
Revenue	$46.2-$46.7	$197.3-$199.8
Adjusted Net Loss	$(2.0)-$(1.7)	$(12.8)-($10.8)
Adjusted Net Loss per Share of Common Stock	$(0.04)-$(0.03)	$(0.28)-$(0.23)
Weighted-Average Shares of Common Stock	45.7	46.3
Adjusted EBITDA income (loss)	$0.4-$0.7	$(2.3)-$(0.4)
Stock-Based Compensation Expense	$3.5-$3.7	$18.8-19.4

2U expects that of 2016 revenue, 47 to 48 percent should be recognized in the first half of the year. It also expects that the first and fourth quarters of 2016 should be adjusted EBITDA profitable, with an expected adjusted EBITDA loss margin of (4) to (3) percent for the first half of 2016, and an expected adjusted EBITDA margin of 1 to 2 percent for the second half of the year. Note that cost seasonality in the fourth quarter typically improves margins in the second half of each year so second-half margins should not be viewed as a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA (loss) income, which are non-GAAP financial measures. Additionally, we calculate adjusted net loss per pro forma share, where applicable,  using pro forma weighted average common shares.

Adjusted net loss is defined as net loss attributable to holders of common stock before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Pro forma weighted average common shares are defined as the company’s weighted average common shares outstanding calculated as though the conversion of preferred shares to common shares, which occurred upon the closing of our initial public offering, had occurred on January 1, 2014.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s fourth-quarter and full-year 2015 financial results conference call

When:	Thursday, February 25, 2016

Time:	5 p.m. ET

Live Call:	(877) 359-9508

Webcast:	investor.2U.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our Platform, a fusion of cloud-based software-as-a-service technology and technology-enabled services, provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row® approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, Sr. Director of Investor Relations, 2U, Inc., egoodwin@2u.com

Media Contact: Cassie France-Kelly, VP of Public Relations, 2U, Inc., cfrance-kelly@2u.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$183,729	$86,929
Accounts receivable, net	975	350
Advance to clients	1,508	—
Prepaid expenses and other assets	6,695	2,709
Total current assets	192,907	89,988
Property and equipment, net	8,128	6,755
Capitalized content development costs, net	18,121	13,155
Advance to clients, non-current	1,042	1,675
Prepaid expenses, non-current	7,099	643
Other non-current assets	3,744	823
Total assets	$231,041	$113,039
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,544	$2,293
Accrued compensation and related benefits	13,405	9,088
Accrued expenses and other liabilities	12,039	10,481
Deferred revenue	2,609	1,906
Total current liabilities	32,597	23,768
Non-current liabilities	2,655	1,260
Total liabilities	35,252	25,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2015 and 2014	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 45,776,455 shares issued and outstanding as of December 31, 2015; 40,735,069 shares issued and outstanding as of December 31, 2014	46	41
Additional paid-in capital	351,324	216,818
Accumulated deficit	(155,581)	(128,848)
Total stockholders’ equity	195,789	88,011
Total liabilities and stockholders’ equity	$231,041	$113,039

2U, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$43,252	$30,756	$150,194	$110,239
Costs and expenses:
Servicing and support	8,749	7,012	32,047	26,858
Technology and content development	7,529	5,403	27,211	22,621
Program marketing and sales	20,231	16,296	82,911	65,218
General and administrative	10,064	5,973	34,123	23,420
Total costs and expenses	46,573	34,684	176,292	138,117
Loss from operations	(3,321)	(3,928)	(26,098)	(27,878)
Other income (expense):
Interest expense	(173)	(119)	(552)	(1,213)
Interest income	94	30	167	92
Other	—	—	(250)	—
Total other income (expense)	(79)	(89)	(635)	(1,121)
Loss before income taxes	(3,400)	(4,017)	(26,733)	(28,999)
Income tax expense	—	—	—	—
Net loss	(3,400)	(4,017)	(26,733)	(28,999)
Preferred stock accretion	—	—	—	(89)
Net loss attributable to common stockholders	$(3,400)	$(4,017)	$(26,733)	$(29,088)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.10)	$(0.63)	$(0.91)
Weighted average common shares outstanding, basic and diluted	45,651,475	40,577,087	42,420,356	32,075,107

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2015	2014	2013
	(unaudited)
Cash flows from operating activities
Net loss	$(26,733)	$(28,999)	$(27,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,220	5,572	4,335
Stock-based compensation expense	12,499	7,527	2,426
Charge related to execution of new lease agreement	884	—	—
Loss on impairment and disposal of long-lived assets	—	—	811
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(625)	1,485	(1,587)
(Increase) decrease in advance to clients	(875)	(1,094)	415
Increase in prepaid expenses and other current assets	(4,001)	(374)	(939)
Increase (decrease) in accounts payable	2,251	(2,565)	1,894
Increase in accrued compensation and related benefits	4,317	3,123	3,924
Increase in accrued expenses and other liabilities	1,216	2,978	1,762
Increase in deferred revenue	703	640	530
Increase in payments to clients	(3,664)	(826)	—
(Increase) decrease in other assets and other liabilities, net	(2,709)	153	(1,267)
Other	250	695	(33)
Net cash used in operating activities	(9,267)	(11,685)	(15,682)
Cash flows from investing activities
Purchases of property and equipment	(4,096)	(3,803)	(2,367)
Capitalized content development cost expenditures	(9,518)	(7,150)	(5,213)
Other	(2,331)	(29)	(56)
Net cash used in investing activities	(15,945)	(10,982)	(7,636)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	117,112	100,302	—
Proceeds from exercise of stock options	5,336	2,282	325
Proceeds from revolving line of credit	—	5,000	—
Payment on revolving line of credit	—	(5,000)	—
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	—	—	4,994
Other	(436)	—	(179)
Net cash provided by financing activities	122,012	102,584	5,140
Net increase (decrease) in cash and cash equivalents	96,800	79,917	(18,178)
Cash and cash equivalents, beginning of period	86,929	7,012	25,190
Cash and cash equivalents, end of period	$183,729	$86,929	$7,012
Supplemental disclosure of non-cash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$—	$89	$347
Accrued capital expenditures	415	557	216
Deferred offering costs included in accounts payable and accrued expenses	—	—	1,057
Issuance of Series D redeemable convertible preferred stock warrant in connection with revolving line of credit	—	—	107
Common stock granted in exchange for consulting services received	—	55	—

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss attributable to holders of common stock to adjusted net loss for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net loss attributable to common stockholders	$(3,400)	$(4,017)	$(26,733)	$(29,088)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	—	—	—	695
Accretion of deferred preferred stock offering costs	—	—	—	89
Stock-based compensation expense	3,282	2,041	12,499	7,527
Total adjustments	3,282	2,041	12,499	8,311
Adjusted net loss	$(118)	$(1,976)	$(14,234)	$(20,777)

The following table presents a reconciliation of net loss to adjusted EBITDA income (loss) for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(3,400)	$(4,017)	$(26,733)	$(28,999)
Adjustments:
Interest expense	173	119	552	1,213
Interest income	(93)	(30)	(167)	(92)
Depreciation and amortization expense	1,932	1,332	7,220	5,572
Stock-based compensation expense	3,282	2,041	12,499	7,527
Total adjustments	5,294	3,462	20,104	14,220
Adjusted EBITDA income (loss)	$1,894	$(555)	$(6,629)	$(14,779)

The following table presents a reconciliation, after allocation of all corporate costs, of full year 2015 net (loss) income margin to adjusted EBITDA (loss) income margin for our client programs, grouped by the length of time since program launch, as of December 31, 2015:

	Less than 2 Years	2-3 Years	Greater than 3 Years	Total
Net (loss) income	(184)%	(12)%	17%	(18)%
Interest expense(1)	0%	0%	0%	0%
Interest income(1)	0%	0%	0%	0%
Depreciation and amortization expense(1)	9%	5%	4%	5%
Stock-based compensation expense(1)	17%	10%	6%	8%
Adjusted EBITDA (loss) income	(158)%	4%	27%	(4)%

(1) The Company considers interest expense, interest income, and the non-program specific portions of depreciation and authorization expense and stock-based compensation expense to be corporate expenses, and therefore allocates those expenses to the above groupings based on its corporate allocation methodology.

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Platform revenue retention rate	127.0%	109.0%	120.2%	112.4%
Number of programs included in comparison (1)	12	8	9	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q1 ’14	Q2 ’14	Q3 ‘14	Q4 ’14	Q1 ’15	Q2 ‘15	Q3 ’15	Q4 ’15
Full course equivalent enrollments in our clients’ programs	9,809	9,331	10,389	11,505	13,093	13,557	13,840	16,530

Average revenue per full course equivalent enrollment in our clients’ programs	$2,685	$2,652	$2,734	$2,673	$2,644	$2,599	$2,680	$2,617